                           SCHEDULE 14A INFORMATION

               Proxy Statement Pursuant to Section 14(a) of the
               Securities Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement            [ ] Confidential, for Use of the
                                               Commission Only (as Permitted by
[X] Definitive Proxy Statement                 Rule 14a-6(e)(2))

[ ] Definitive Additional Materials

[ ] Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12


                          Outlet Communications, Inc.
               ------------------------------------------------
               (Name of Registrant as Specified In Its Charter)



                          Outlet Communications, Inc.
               ------------------------------------------------
                  (Name of Person(s) Filing Proxy Statement,
                         if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] $125 per Exchange Act Rules 0-11(c)(1)(n), 14a-6(i)(1), 14a-6(i)(2) or
    Item 22(a)(2) of Schedule 14A.

[ ] $500 per each party to the controversy pursuant to Exchange Act
    Rule 14a-6(i)(3).

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
    (1) Title of each class of securities to which transaction applies:
    (2) Aggregate number of securities to which transaction applies:
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
    (4) Proposed maximum aggregate value of transaction:
    (5) Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
    (1) Amount Previously Paid:
    (2) Form, Schedule or Registration Statement No.:
    (3) Filing Party:
    (4) Date Filed:

Notes:

Notice of Annual Meeting of Stockholders
Tuesday, May 2, 1995 at 1:00 P.M.

To the Stockholders:

The Annual Meeting of Stockholders of Outlet Communications, Inc. will be held on Tuesday, May 2, 1995, at 1:00 P.M., local time, at 23 Kenney Drive, Cranston, Rhode Island, for the following purposes:

1. To elect directors for the ensuing year, or until their respective successors are duly elected and qualified;

2.  To approve an amendment to the 1992 Stock Incentive Plan.

3. To ratify the selection by the Board of Directors of Ernst & Young LLP as the independent auditors of the Company for the fiscal year ending December 31, 1995; and

4. To transact such other business as may properly come before the meeting or any adjournment thereof.

The close of business on March 17, 1995 has been fixed as the record date for the determination of the stockholders entitled to notice of and to vote at the meeting and at any adjournment thereof.

By Order of the Board of Directors,

Joanne Schenck
Secretary

Cranston, Rhode Island
March 31, 1995

Whether or not you expect to attend the meeting, please indicate voting instructions on the enclosed proxy, sign and promptly return the completed proxy in the enclosed self-addressed envelope.

Proxy Statement

The enclosed Proxy is solicited by the Board of Directors of Outlet Communications, Inc. (the "Company") for use at the Annual Meeting of Stockholders (the "Annual Meeting") on May 2, 1995.

The Company's principal executive office is located at 23 Kenney Drive, Cranston, Rhode Island 02920. The approximate date on which this Proxy Statement is first being sent to stockholders is March 31, 1995.

You may revoke the proxy at any time prior to its use by delivering a written notice to the Secretary of the Company, by executing a later-dated proxy or by attending the meeting and voting in person. Proxies in the form enclosed, unless previously revoked, will be voted at the meeting in accordance with the specifications made by you thereon or, in the absence of such specifications, for the election of directors nominated herein, for the proposal to approve an amendment to the 1992 Stock Incentive Plan and for the proposal to ratify the selection of Ernst & Young LLP as independent auditors for the fiscal year ending December 31, 1995.

Holders of record of Class A Common Stock, par value $.01 per share ("Common Stock"), of the Company at the close of business on March 17, 1995 will be entitled to vote at the Annual Meeting. Each share of Common Stock will be entitled to one vote. On March 17, 1995 there were 6,579,631 shares of Common Stock issued and outstanding. Shares redeemed or repurchased by the Company before the date of the Annual Meeting will not be entitled to vote. There are no other voting securities outstanding.

--------------------------------------------------------------------------------
Election of Directors

At the Annual Meeting, twelve directors are to be elected to serve for a term of one year or until their respective successors are elected and qualified. There are two vacancies on the Board of Directors. See description of Stockholders Agreement under "Certain Relationships and Related Transactions." It is intended that proxies will be voted for the nominees set forth herein. Although it is expected that all candidates will be able to serve, if one or more is unable to do so, the proxy holders will vote the proxies for the remaining nominees and for substitute nominees chosen by the Board of Directors unless the Board reduces the number of directors to be elected. If each of the parties to the Company's Stockholders' Agreement vote their shares of Common Stock pursuant to the provisions of such agreement, the director nominees will be elected. See "Certain Relationships and Related Transactions -- Stockholders' Agreement." All of the twelve nominees for directors are currently serving as directors of the Company.

The following table presents information on the nominees for election as directors of the Company.

                                    Principal Occupation and                                                           Director
Name                     Age        Other Information                                                                  Since
----------------------------------------------------------------------------------------------------------------------------------
James G. Babb                63     Chairman of the Board, President and Chief Executive Officer since May 1,          1991
                                    1991; former President of Jefferson-Pilot Communications Company, a radio and television broadcasting company, from November 1988 to January 1991.
                                    Prior thereto, he was Executive Vice President and Chief Operating
                                    Officer of that company.

Letitia Baldrige(1)          69     Director; President of Letitia Baldrige Enterprises, Inc., a management            1987
                                    training and public relations consulting firm, since 1964; Author,
                                    Lecturer and Director of Hartmarx Corporation and Federal Home Loan Bank
                                    of Atlanta.

Robert C. Butler             64     Director; Senior Vice President and Chief Financial Officer of                     1988
                                    International Paper Company, a forest products company, since 1988; Group
                                    Executive Vice President of the National Broadcasting Company from 1984 to 1988.

Stephen J. Carlotti          53     Director; Managing Partner in law firm of Hinckley, Allen & Snyder and a           1991
                                    partner in that firm since January 1992 and from May 1970 to July 1989;
                                    former Senior Executive Vice President, Chief Operating Officer and
                                    General Counsel of The Mutual Benefit Life Insurance Company ("Mutual
                                    Benefit") from August 1989 to August 1991; consultant to Mutual Benefit from September 1991 to December 1991.

Frederick R. Griffiths(1)    74     Retired former Vice President -Corporate Affairs of the Company from 1976          1992
                                    to 1987. He previously served in various administrative and creative capacities during a thirty-five year affiliation with the Company.

Julius Koppelman             78     Director; Chairman of the Board and President of Harding Service                   1987
                                    Corporation ("Harding Service"), a consulting firm, since 1985; President of its predecessor, Harding Resources, Inc. from 1982 to 1985. Director of other corporations including Dyersburg Fabrics, Inc. and Princess
                                    House, Inc.

Leonard Lieberman            66     Director; Chairman of the Board, President and Chief Executive Officer of          1988
                                    the Company from January to April 1991; former Chairman, President and
                                    Chief Executive Officer of Supermarkets General Corporation, an operator of supermarkets, drugstores and do-it-yourself stores; Mr. Lieberman was
                                    Chairman of that company from 1986 to 1987 and President and CEO from
                                    1983 to 1987. Director of other corporations including Celestial
                                    Seasonings, Inc., Republic New York Corporation, Sonic Corp., The William
                                    Carter Company and La Petite Academy, Inc.

James K. Makrianes           70     Director; Director, Webb, Johnson Associates, an executive search firm,            1988
                                    since March 1995; Partner, Ward Howell International, Inc., an executive search firm, from February 1989 to February 1995. Senior Vice President,
                                    President, then Chairman of Haley Associates, an executive search firm, from 1978 to 1988.
                                    Principal Occupation and                                                           Director
Name                     Age        Other Information                                                                  Since
----------------------------------------------------------------------------------------------------------------------------------
Victor H. Palmieri           65     Director; Special Deputy Rehabilitator, Confederation Life Insurance               1993
                                    Company (U.S.) since August 1994; Deputy Rehabilitator and Chief
                                    Executive Officer of Mutual Benefit from August 1991 to April 1994;
                                    President and Chief Executive Officer, MBL Life Assurance Corp. from
                                    April 1994 to March 1995; Chairman of The Palmieri Company, a business and government management firm, since 1969; former Trustee and Chief
                                    Executive Officer of Colorado-Ute Electric Association, an electric utility, from 1990 to 1991. Director of other corporations including
                                    Ernst Home Center, Inc., The William Carter Company and Broadcasting
                                    Partners, Inc.

Frank E. Richardson          55     Director; President of Wesray Capital Corporation ("Wesray"), a private            1987
                                    investment banking firm, of which Mr. Richardson has been an officer for more than five years. Director of other corporations including Alex.
                                    Brown & Sons, Dyersburg Fabrics, Inc., New River Industries, Inc. and
                                    Sonic Corp.

Frank E. Walsh, Jr.          54     Director; Chairman of Wesray since August 1989; Vice Chairman from 1986            1987
                                    to 1989, Executive Vice President from 1984 to 1986 and a Director of
                                    Wesray since 1984; Director of other corporations including Tyco
                                    Laboratories, Inc.

Solomon M. Yas(1)            54     Consultant in the field of human resources; former Vice President - Human          1992
                                    Resources of the Company from 1985 until retirement as of June 1, 1991, after completing seventeen years of service with the Company.

(1) Designated as a director by certain management stockholders pursuant to the Stockholders' Agreement. See "Certain Relationships and Related Transactions -- Stockholders' Agreement." All other directors were designated by Wesray pursuant to the Stockholders' Agreement.

There are no family relationships between any director nominees or between any of them and any officer of the Company.

Stock Ownership

Directors and Executive Officers The following table shows the number of shares of the Company's Common Stock beneficially owned by each director and by the executive officers listed in the Summary Compensation Table who are not directors and by all directors and officers as a group as of March 17, 1995.

Amount and Nature of Beneficial Ownership


Title of          Name (All listed names are directors     Number
Class             or executive officers)                   of Shares     Percent
--------------------------------------------------------------------------------

Class A           James G. Babb                            55,000(1)       (6)
Common Stock      Letitia Baldrige                            200          (6)
                  Robert C. Butler                            200          (6)
                  Stephen J. Carlotti                          --          --
                  Frederick R. Griffiths                   15,450          (6)
                  Julius Koppelman                         16,842          (6)
                  Leonard Lieberman                         1,000          (6)
                  James K. Makrianes                           --          --
                  Victor H. Palmieri                    2,137,000(2)     32.0
                  Frank E. Richardson                     256,228(3)      3.8
                  Frank E. Walsh, Jr.                          --          --
                  Solomon M. Yas                            4,000          (6)
                  Felix W. Oziemblewski                    51,866(4)       (6)
                  Douglas E. Gealy                         16,666(4)       (6)
                  Linda W. Sullivan                        16,766(4)       (6)

                  All Directors and Executive Officers
                  as a group (16 persons)               2,575,551(5)     38.6
--------------------------------------------------------------------------------

(1) Includes 50,000 shares acquirable upon exercise of stock options or restricted stock awards currently exercisable or to become exercisable within 60 days.
(2) Mr. Palmieri is an officer of MBL Life Assurance Corp. and, for purposes of disclosure of beneficial ownership under Section 13(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), Mr. Palmieri may be deemed to be a beneficial owner of the 2,135,000 shares owned by that company.
(3) Includes 2,500 shares owned by Mr. Richardson's minor children. Mr. Richardson disclaims beneficial ownership of such shares.
(4) Includes 10,000 shares acquirable upon exercise of stock options currently exercisable or to become exercisable within 60 days.
(5) Includes 87,133 shares acquirable upon exercise of stock options or restricted stock awards currently exercisable or to become exercisable within 60 days.
(6)  Less than 1%.

The Company owns all of the issued and outstanding shares of capital stock of Outlet Broadcasting, Inc. ("Outlet Broadcasting").

The addresses of the persons shown in the table above who are the beneficial owners of more than five percent of the Company's Common Stock are as follows:
Victor H. Palmieri c/o MBL Life Assurance Corp., 520 Broad Street, Newark, New Jersey 07102.

--------------------------------------------------------------------------------
Ownership in Excess of Five Percent of Company's Common Stock

The following table sets forth certain information with respect to those persons, other than officers or directors, known to the Company to be the holders of more than five percent of the Company's Common Stock as of March 17, 1995.


Name and Address of                          Number
Beneficial Owner                             of Shares              Percent
--------------------------------------------------------------------------------
The Hartington Trust(1)                       626,764                 9.5
P.O. Box 1975
Morristown, New Jersey 07962-1975

The OCI Trust                                 331,625                 5.0
P.O. Box 1975
Morristown, New Jersey 07962-1975

MBL Life Assurance Corp.                    2,135,000                32.4
520 Broad Street
Newark, New Jersey 07102

Gabelli Group Inc.                            793,400                12.1
(aggregate holdings of affiliates
and entities)
655 Third Avenue
New York, New York 10017

Sandler Associates,                           995,000                15.1
Sandler Capital Management
767 Fifth Avenue
New York, New York 10153

Parties to Stockholders' Agreement(2)       4,156,579                63.2
--------------------------------------------------------------------------------

(1) As the grantor of such revocable Trust, Mr. Raymond G. Chambers may, for purposes of disclosure of beneficial ownership under the Exchange Act, be deemed to be the beneficial owner of the shares of Common Stock held by the Trust. Additionally, as co-trustees of such Trust, Messrs. Kurt T. Borowsky, Gary L. Moore and David J. Roy may, for purposes of disclosure of beneficial ownership under the Exchange Act, be deemed to be the beneficial owners of the shares of Common Stock held by the Trust.

(2) For purposes of disclosure of beneficial ownership under the Exchange Act, the parties to the Stockholders' Agreement identified under Certain Relationships and Related Transactions are deemed to be a single person and the beneficial owners of the shares of Common Stock owned by all parties to the Stockholders' Agreement.

--------------------------------------------------------------------------------
Compliance with Section 16(a) of the Exchange Act

Section 16(a) of the Exchange Act requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities (collectively, "Section 16 reporting persons"), to file with the Securities and Exchange Commission (the "SEC") initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Section 16 reporting persons are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 1994, all Section 16(a) filing requirements applicable to the Company's Section 16 reporting persons were satisfied.

--------------------------------------------------------------------------------
Executive Compensation

The following table sets forth certain information with respect to compensation paid to the Chief Executive Officer and the Company's most highly compensated executive officers as to whom the total annual salary and bonus earned exceeded $100,000 for the fiscal year ended December 31, 1994.

Summary Compensation Table

------------------------------------------------------------------------------------------------------------------------------------

                                                  Annual Compensation                           Long Term Compensation
                                                  --------------------------------------------  -----------------------
                                                                                                             Shares
                                                                               Other            Restricted   Underlying   All Other
                                                                               Annual           Stock        Options      Compen-
Name                    Principal Position        Year   Salary     Bonus(1)   Compensation(2)  Awards(3)    Granted      sation(4)
------------------------------------------------------------------------------------------------------------------------------------

James G. Babb           Chairman, President       1994   $331,154   $225,000   $22,819          $     0      90,000       $1,848
                        and Chief Executive       1993    294,615    200,000    23,014                0           0            0
                        Officer                   1992    266,442    160,000    15,066           67,500      30,000            0

Felix W. Oziemblewski   Vice President -- Chief   1994    127,819     55,000     5,542                0       8,000        1,200
                        Financial Officer         1993    121,554     60,000     8,781                0           0            0
                        and Treasurer             1992    116,319     40,700     7,165           22,500      10,000            0

Douglas E. Gealy        Vice President --         1994    146,538     60,000     4,660                0      12,000        1,558
                        General Manager           1993    133,077     65,000     5,101                0           0            0
                        WCMH-TV, WWHO-TV          1992    113,615     41,700     4,080           22,500      10,000            0

Linda W. Sullivan       Vice President --         1994    124,808     50,000     4,386                0      12,000        1,200
                        General Manager           1993    111,539     57,500     5,136                0           0            0
                        WJAR-TV                   1992    102,539     35,100     4,136           22,500      10,000            0
------------------------------------------------------------------------------------------------------------------------------------


(1) Amounts represent incentive compensation awards. The amounts for 1993 also include one-time bonuses of $25,000 for Mr. Babb and $15,000 each for Mr. Oziemblewski, Mr. Gealy and Ms. Sullivan, paid upon completion of a successful debt refinancing.
(2) Amounts listed represent gross-up payments for tax liabilities. Excludes perquisites and other benefits, unless the aggregate amount of these items exceeds the lesser of either $50,000 or 10 percent of the total annual salary and bonus reported for the named executive officer.
(3) The value of the restricted stock awards shown in the table is based on the market value of the shares on the date of grant of the award, less the purchase price ($1.00 per share). As of December 31, 1994, total restricted stock awards of 71,500 shares had been made pursuant to the Company's 1992 Stock Incentive Plan. The shares subject to such awards vest in three equal annual installments commencing in August 1993. As of December 31, 1994, Mr. Oziemblewski and Mr. Gealy had each purchased 6,666 shares and Ms. Sullivan had purchased 3,333 shares in accordance with the terms of the original grant. As of December 31, 1994, the market value of outstanding restricted stock awards held by Mr. Babb, Mr. Oziemblewski, Mr. Gealy and Ms. Sullivan, less the purchase price ($1.00 per share), was $472,500, $52,510, $52,510 and $105,005 for unpurchased shares, respectively. No restricted stock awards were made in 1994.
(4) Amounts represent the Company's contribution to the Outlet Broadcasting, Inc. 401(k) and Profit Sharing Plan.

--------------------------------------------------------------------------------
Stock Options

The Company currently maintains the 1992 Stock Incentive Plan (the "Plan") as approved by the Company's stockholders on June 25, 1992, amended April 27, 1993. The Plan authorizes grants of both non-qualified and incentive stock options and awards of restricted shares to key employees of the Company. The Plan is administered by the Compensation Committee of the Board of Directors, which determines the terms of options granted, the exercise price and exercisability thereof.

The following table sets forth certain information regarding option grants in the last fiscal year to the executive officers named in the Summary Compensation Table.

Option Grants in Last Fiscal Year

--------------------------------------------------------------------------------------------------------------------------------
                                                                                                 Potential Realizable
                                                                                               Value at Assumed Annual
                                                                                                Rates of Stock Price
                                                                                               Appreciation for Option
Individual Grants                                                                                      Term(2)
--------------------------------------------------------------------------------------------------------------------------------

                                            % of Total
                                            Options
                             Shares         Granted to
                             Underlying     Employees   Exercise
                             Stock Options  in Fiscal   Price         Expiration
Name                         Granted(1)     Year        Per Share     Date                 0%          5%             10%
--------------------------------------------------------------------------------------------------------------------------------
James G. Babb                45,000         29.1%       $13.00        July 11, 2004        $  0        $  953,100     $1,517,400
  "   "   "                  45,000         29.1%         1.00(3)     July 11, 2004         540,000     1,493,100      2,057,400
Felix W. Oziemblewski         8,000          5.2%        15.75        Oct. 27, 2004           0           205,280        326,800
Douglas E. Gealy             12,000          7.8%        15.75        Oct. 27, 2004           0           307,920        490,200
Linda W. Sullivan            12,000          7.8%        15.75        Oct. 27, 2004           0           307,920        490,200

(1) Options become exercisable in three equal annual installments commencing one year from grant date.
(2) Amounts represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. These gains are based on assumed rates of stock appreciation of 0%, 5% and 10% compounded annually from the date the respective options were granted.
(3) The market price per share at date of grant was $13.00.

The following table shows fiscal year-end option values for the executive officers named in the Summary Compensation Table. No options were exercised by such individuals during 1994.

Fiscal Year-end Option Values
--------------------------------------------------------------------------------

                                                            Value of
                            Number of Shares                Unexercised
                            Underlying                      In-the-Money
                            Unexercised Options             Options
                            at Year-End                     at Year-End(1)
                            -----------------------------   -----------------------------
Name                        Exercisable     Unexercisable   Exercisable     Unexercisable
-----------------------------------------------------------------------------------------
James G. Babb               30,000          90,000          $405,000        $877,500
Felix W. Oziemblewski       10,000           8,000           135,000          67,000
Douglas E. Gealy            10,000          12,000           135,000         100,500
Linda W. Sullivan            6,667          12,000            90,005         100,500

(1) Value is based on the last sales price per share ($16.75) on December 31, 1994, as reported on the NASDAQ National Market System, less the applicable option exercise price.

--------------------------------------------------------------------------------
Retirement Plans

The Company maintains a non-contributory qualified retirement plan (the "Retirement Plan") for the benefit of its employees, including the individuals named in the Summary Compensation Table. As of August 31, 1994, the Company curtailed the Retirement Plan and suspended the accrual of further benefits for all employees. The following table shows the estimated annual benefits payable upon retirement to persons in specified salary and bonus levels and years of credited service.


Compensation    Years of Service
--------------------------------------------------------------------------------
                  15           20           25           30           35
--------------------------------------------------------------------------------
$125,000        $ 28,125     $ 37,500     $ 46,875     $ 56,250     $ 65,625
 150,000          33,750       45,000       56,250       67,500       78,750
 175,000          39,375       52,500       65,625       78,750       91,875
 200,000          45,000       60,000       75,000       90,000      105,000
 225,000          50,625       67,500       84,375      101,250      118,125
 250,000          56,250       75,000       93,750      112,500      118,800*
 300,000          67,500       90,000      112,500      118,800*     118,800*
 400,000          90,000      118,800*     118,800*     118,800*     118,800*
 450,000         101,250      118,800*     118,800*     118,800*     118,800*
 500,000         112,500      118,800*     118,800*     118,800*     118,800*
 600,000         118,800*     118,800*     118,800*     118,800*     118,800*
--------------------------------------------------------------------------------

* Maximum annual benefit permitted under Section 415 of the Internal Revenue
  Code.

Note -- The estimated annual benefits shown in the above table may be further limited due to the provisions of section 401(a)(17)of the Internal Revenue Code.

The amounts payable shown in the preceding table are based on the following assumptions: (i) the individual shall have retired at the normal retirement age of 65, (ii) "compensation" is the average of the covered compensation paid to such individual during the three calendar years in which salary is the highest,
(iii) covered compensation is salary and bonuses paid to Plan participants, and for 1994 is shown in the Salary and Bonus columns of the Summary Compensation Table, and (iv) benefits are paid in the form of a straight-life annuity.

In addition to the Retirement Plan, the individuals named in the Summary Compensation Table also participate in a non-qualified supplemental retirement plan (the "Supplemental Plan") which provides a supplemental benefit based on a percentage of final average compensation and years of service, less benefits paid under the Retirement Plan and Social Security benefits. The following table shows the estimated annual benefits payable under the Supplemental Plan to persons in the specified salary and bonus levels and years of credited service.


Compensation   Years of Service
-------------------------------------------------------------------------------
                  15           20           25           30           35
-------------------------------------------------------------------------------
$125,000       $ 21,875     $ 25,000     $ 15,625     $  6,250     $      0
 150,000         26,250       30,000       18,750        7,500            0
 175,000         30,625       35,000       21,875        8,750            0
 200,000         35,000       40,000       25,000       10,000            0
 225,000         39,375       45,000       28,125       11,250            0
 250,000         43,750       50,000       31,250       12,500        6,200
 300,000         52,500       60,000       37,500       31,200       31,200
 400,000         70,000       81,200       81,200       81,200       81,200
 450,000         78,750      106,200      106,200      106,200      106,200
 500,000         87,500      131,200      131,200      131,200      131,200
 600,000        121,200      181,200      181,200      181,200      181,200
-------------------------------------------------------------------------------

The amounts payable shown in the above table are based on the following assumptions: (i) the individual shall have retired at the normal age of 65,
(ii) "compensation" is the average salary paid to such individual during the three calendar years in which salary is the highest in the five years prior to retirement, plus the average Executive Incentive Compensation award for the highest three years during the ten years prior to retirement, (iii) benefits are paid in the form of a straight-life annuity, (iv) estimated annual payments are after deduction for Retirement Plan benefits, but before any deduction for Social Security benefits. Covered compensation under the Supplemental Plan is included in the Salary and Bonus columns of the Summary Compensation Table.

As of December 31, 1994, for purposes of computing benefits under the Retirement Plan and the Supplemental Plan, Mr. Babb has 3.4 years of service, Mr. Oziemblewski has 25.9 years, Ms. Sullivan has 9.4 years, and Mr. Gealy has 3.2 years.

On September 1, 1994 the Company adopted the Outlet Broadcasting, Inc. 401(k) and Profit Sharing Plan (the "401(k) Plan"). This plan is a qualified 401(k) deferred compensation plan whose purpose is to enable eligible employees to save for retirement. Eligible employees are those employees of the Company who are not covered by a collective bargaining agreement, unless the agreement allows for participation in the 401(k) Plan, and who have completed one year of service with the Company and have attained age 21.

Eligible employees may contribute up to the lesser of 15% of taxable compensation in each calendar year, excluding the taxable value of stock options, fringe benefits or moving and other expense reimbursements, or $9,240. All employee contributions are allocated to the employee's individual account and, at the employee's election, are invested in money market, fixed income or equity funds. The Company will make matching contributions in an amount equal to 25% of the employee contributions but subject to a maximum employee contribution of 6% of eligible compensation. The Company's matching contributions vest with the employee at the rate of 20% for each year of service to the Company. The Company may also make annual discretionary profit sharing contributions in an amount to be determined by the Board of Directors at the end of each calendar year. The maximum contributions allowed are limited by regulations promulgated under the Internal Revenue Code.

--------------------------------------------------------------------------------
Employment Contracts

Mr. James G. Babb entered into an employment agreement as Chairman, President and Chief Executive Officer, effective January 1, 1993, for a term of five years, as amended. The agreement provides for a base salary of $345,000, as adjusted. The agreement also provides that Mr. Babb will be a participant in the Executive Incentive Compensation Plan and that he will be eligible to receive awards of stock options under the Company's stock option plans. Mr. Babb is further eligible to receive additional compensation in the event of a merger or sale of assets pursuant to which the Company's stockholders receive value in excess of $9 per share. In the event of termination without cause, the Company will pay Mr. Babb his compensation for twelve months or the remaining portion of his employment period, whichever is greater.

Mr. Douglas E. Gealy entered into an employment agreement as Vice President-General Manager of WCMH-TV in May 1993 which remains in effect until April 30, 1996. The contract provides for a base salary of $150,000 per annum, as adjusted, and also provides that the employee will be a participant in the Executive Incentive Compensation Plan. Ms. Sullivan entered into an employment agreement as Vice President - General Manager of WJAR-TV, effective January 1, 1995, which remains in effect until December 31, 1996. The agreement provides for a base salary of $130,000 and also provides that the employee will be a participant in the Executive Incentive Compensation Plan. The employment contract of Mr. Oziemblewski with the Company and Outlet Broadcasting expired as of March 31, 1992. The contract provides, however, that if employment is terminated other than for cause, death or disability within a five-year period following the term of the contract, Outlet Broadcasting will pay a minimum of one year base salary as severance payment. At December 31, 1994 this amounted to $130,000. In the event of a merger of the Company or Outlet Broadcasting, or acquisition of 50% of their voting securities, or any other change in control, the contracts are deemed to have been assigned to the successor entity.

--------------------------------------------------------------------------------
Compensation Committee Interlocks and Insider Participation

Mr. Koppelman serves as Chairman and Messrs. Butler, Richardson and Walsh and Ms. Baldrige serve as members of the Compensation Committee of the Board. No member of the Compensation Committee is a current or former officer or employee of the Company or any of its subsidiaries. All members of the Compensation Committee except Ms. Baldrige were designated by Wesray pursuant to the Stockholders' Agreement described below under "Certain Relationships and Related Transactions -- Stockholders' Agreement."

Messrs. Richardson and Walsh are stockholders and Messrs. Koppelman,
Richardson and Walsh are directors of Harding Service, which provides management consulting services to the Company pursuant to an agreement entered into in July 1986. Under the agreement, Harding Service has agreed to provide the Company with general management, corporate finance, marketing and business investment advice until July 1996. Such advice includes reviewing capital and operating budgets, capital appropriations, executive compensation and employee incentive programs, business strategies, budgeting and forecasting, and general corporate planning and financial oversight. Harding Service provides management consulting services to several other entities affiliated with Wesray. In consideration of the consulting services, the Company has agreed to pay consulting services fees equal to 0.333% of annual gross revenues to Harding Service, which fees totalled $236,630 in 1994. This agreement was entered into when the Company was privately held and may not be on terms as favorable to the Company as could have been obtained from an unaffiliated party.

--------------------------------------------------------------------------------
Compensation Committee Report

The Compensation Committee of the Board of Directors of Outlet
Communications, Inc. (the "Committee") herein presents the following report on executive compensation:

The Company maintains a Salary Administration Program of which the primary purpose is to ensure that the Company has a credible, logical and consistent process for making salary decisions. The existence of such a program enables the Company to determine that each executive receives a fair and reasonable salary for the level of work performed and for the quality of that work. The program also directly associates executive compensation with Company performance.

Executive Compensation Policy It is the policy of the Company to provide executive compensation that is equitable and competitively attractive. In addition, executive compensation should be related to improvements in corporate operating performance. Thus, compensation will be established at levels that are fair and objectively determined and, through appropriate incentives tied in to performance objectives, will be directly connected with increases in the Company's value for the ultimate benefit of the stockholders.

Base Compensation The Company's Salary Administration Program, as it pertains to base compensation, includes the following elements:

. Job Evaluation Establishes the economic value of each job and relates the valuation to both the marketplace and other jobs. This results in the development of a salary range for each level of work.
. Performance Appraisal  Provides for a fair and equitable review of job performance, conducted on a regular basis.
. Performance Planning Combines pay programs with fulfillment of the Company's operating goals and/or financial objectives.

The Committee considers that the salary range levels developed for the executive officers are reasonable and competitive. Actual salaries are based on the established salary range as further adjusted within that range by individual performance contributions. During fiscal 1994, the Company exhibited substantial growth and continued its favorable performance trends. Operating results in 1994 were marked by significant increases in revenue, operating income and net income. The Company's financial performance also improved with reductions in long-term debt and interest expense. There was a substantial increase in stockholders' equity. Also in 1994, the Company added two independent UHF television stations to its operations. In recognition of the Company's overall positive performance, the Committee granted the executive officers named in the Summary Compensation Table (the "Named Executives") an increase in base salary.

Executive Incentive Compensation Plan Key management employees are eligible to participate in Outlet Broadcasting's Executive Incentive Compensation Plan. Participants are selected based on ability to affect profitability, with awards based primarily on the attainment of certain annual operating objectives. The plan is intended to reward specific operating accomplishments and provide competitive levels of compensation for the attainment of those financial objectives. In particular, the plan aims to focus the Company's activities toward optimum and steady earnings growth which, the Committee believes, are primary determinants of share price over time. Under the plan, target awards are established for executive officers as a percentage of their base salary range. The targeted awards are subject to decrease or increase based on the Company's actual performance and at the discretion of the Committee. The Committee may also grant discretionary awards to certain key employees. During 1994, the Company exceeded its financial performance objectives and incentive compensation awards were made to the Named Executives as shown in the Summary Compensation Table, to be paid in 1995.

Stock Incentive Program The Committee believes that by encouraging stock ownership in the Company by executives, it serves to increase the executives' personal interest in the Company's continued success and progress. Therefore, executives are eligible to receive stock options and/or restricted shares, giving them the right to purchase shares of Common Stock of the Company at a specified price in the future. The size of individual stock grants is based upon job responsibility and individual contribution to the Company's success. Previous stock option grants are considered when awards are determined.

In view of the Company's substantial improvement in operating and financial results over the past three year period, and to provide additional incentives to further improve the Company's performance in 1995 and beyond, individual stock options were granted in 1994 to the Named Executives and other key employees. In granting these options, the individuals were provided with an immediate financial interest in increasing stockholder value.

In addition, the Committee, subject to stockholder approval, has approved an amendment to the 1992 Stock Incentive Plan to increase the number of shares of Common Stock available thereunder by 300,000 shares, which shares would then be used for future stock option grants or restricted share awards.

Compensation for the Chairman and Chief Executive Officer Mr. James G. Babb, Chairman, President and Chief Executive Officer joined the Company in
May 1991. His employment agreement with the Company was structured to provide Mr. Babb with a competitive base salary, subject to annual review, along with an annual incentive opportunity. In considering Mr. Babb's compensation for 1994, the Committee reviewed such compensation arrangements and further reviewed the trend of the Company's operating performance during the year. It was noted that the Company significantly exceeded its financial operating objectives for 1994. In particular, the Committee noted that the 1994 financial performance as measured by various factors, including revenue growth, expense control, operating income and net income per share, was a continuation of the Company's significantly improved financial performance since 1992. The Committee also noted that the Company successfully added two independent UHF television stations to its operations in 1994.

Because of the growth and considerable success enjoyed by the Company in its 1994 operating results, and because its accomplishments will further serve to benefit the Company's long-term business prospects, the Committee has made the following determinations regarding the compensation of Mr. Babb:

. Upon annual review, Mr. Babb's base salary was increased from $305,000 per year to $345,000 per year.
. Under the annual incentive compensation plan, an incentive award of $225,000 was accrued for fiscal 1994.
. Under the 1992 Stock Incentive Plan, non-qualified and incentive stock options were awarded for an aggregate 90,000 shares of the Company's Common Stock, of which 45,000 are exercisable at $13.00 per share (fair market value on date of grant) and 45,000 are exercisable at $1.00 per share. The Committee approved the discounted options for Mr. Babb to reflect his importance to the Company's future success.

Limitations on the Deductibility of Compensation Pursuant to the 1993 Omnibus Budget Reconciliation Act, a portion of annual compensation payable after 1993 to any of the Company's five highest paid executive officers is not deductible by the Company for federal income tax purposes to the extent such officer's overall compensation exceeds $1 million. Qualifying performance-based incentive compensation, however, is both deductible and excluded for purposes of calculating the $1 million base. The Company has determined that no portion of anticipated compensation payable to any executive officer in 1995 will be non-deductible. Compensation includes the "spread" or excess of the fair market value of the shares received upon exercise of a stock option over the exercise price. The spread on the discounted stock options granted to Mr. Babb in 1994 will not constitute qualified performance-based compensation. Accordingly, the amount of compensation attributable to such spread will not be deductible by the Company for federal income tax purposes to the extent that Mr. Babb's total compensation (other than excepted compensation and qualifying performance-based compensation) exceeds $1 million in any year. This is likely to occur if the stock price continues to increase or if Mr. Babb exercises a substantial portion of the discounted options in a single year. The Committee has determined that the negative impact of the loss of deductibility for a portion of this non-cash compensation expense is outweighed by the need to compensate Mr. Babb appropriately and adequately for his contributions to the Company's success and to recognize his importance to the Company's long-term business prospects. The Committee will continue to address the issue of deductibility in formulating compensation arrangements for executive officers.

Summary All members of the Committee are nonemployee directors who are independent of any relationships with any executive. As described above, the Committee believes that the Salary Administration Program for executives is competitive and that the executive compensation programs include variable compensation opportunities that are based on achievements of financial objectives and enhancements in stockholder value.

Compensation Committee: Julius Koppelman, Chairman, and Members Letitia Baldrige, Robert C. Butler, Frank E. Richardson and Frank E. Walsh, Jr.

--------------------------------------------------------------------------------
Performance Graph

The following performance graph compares the performance of the Company's Common Stock to the Total Return Index for the Nasdaq Stock Market (U.S. Companies) and to the Nasdaq Telecommunications Stocks Index for the Company's last five fiscal years. The graph assumes that the value of the investment in the Company's Common Stock and each index was $100 at December 31, 1989 and all dividends were reinvested.

--------------------------------------------------------------------------------
Comparison of Five-Year Cumulative Return


                             [GRAPH APPEARS HERE]

                               Fiscal Year Ended December 31,
--------------------------------------------------------------------------------
                               1989     1990     1991     1992     1993     1994
--------------------------------------------------------------------------------
The Company                    100      34        17       16       42       67
Nasdaq Total Return
Index (US)                     100      85       136      159      181      177
Nasdaq Telecommunications
Stocks Index                   100      67        93      114      176      146
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Certain Relationships and Related Transactions

Stockholders' Agreement The Company, Outlet Broadcasting, and each of the Company's original stockholders (including MBL Life Assurance Corp., successor to Mutual Benefit) and certain of their successors and assigns are parties to a stockholders' agreement (the "Stockholders' Agreement"). As of March 17, 1995, an aggregate of 4,156,579 shares of the Common Stock were beneficially owned by the parties to the Stockholders' Agreement. The Stockholders' Agreement requires that the stockholders party to the Stockholders' Agreement vote their shares to fix the number of directors of the Company at 14 and elect as directors five persons designated by certain management stockholders (the "Management Stockholders") and nine persons designated by the stockholders affiliated with Wesray (the "Wesray Stockholders"). The following persons are parties to the Stockholders' Agreement: Hugh J. Byrnes, Richard D. Ferrier, Maria E. Ferrier, The Hartington Trust, Keith Hightower, John D. Howard, Julius Koppelman, Frank
H. Pearl and selected trust, Frank E. Richardson, E. Burke Ross, Jr., William E. Simon, Manfred L. Steyn, Henrik N. Vanderlip, The OCI Trust (Wesray Stockholders), Reginald Butts, Steve J. Caminis, Charles G. Conklin, Estate of David E. Henderson and related trusts, Frederick R. Griffiths, Thomas J. Mosher, Felix W. Oziemblewski, Gerald T. Plemmons, Josephine Renola, Garland R. Robinson, John D. Sawhill, Gerald Scher, Mara L. Snodgrass, Solomon M. Yas, Joseph A. Young (Management Stockholders) and MBL Life Assurance Corp.

The Stockholders' Agreement also provides that each stockholder and MBL Life Assurance Corp. may not agree to sell any securities to a buyer who would as a result of such purchase own more than 50% of the outstanding Common Stock of the Company unless prior to such sale the buyer agrees to be bound by the Stockholders' Agreement and affords each stockholder the opportunity to sell a pro rata portion of his shares on the same terms and conditions.

The Stockholders' Agreement terminates on the earlier of (i) December 9,
1996; (ii) the date that the Wesray Stockholders, Management Stockholders and MBL Life Assurance Corp. own an aggregate of less than 50% of the Company's issued and outstanding Common Stock; and (iii) the date of an event of bankruptcy or insolvency of the Company or Outlet Broadcasting or foreclosure or similar actions or proceedings by the Company's senior bank lender. Mutual Benefit was placed in rehabilitation by the New Jersey Commissioner of Insurance on July 16, 1991 and is currently in liquidation. MBL Life Assurance Corp. is the transferee of certain assets formerly held by Mutual Benefit, including the holdings of Mutual Benefit in the Company's Common Stock.

Management Consulting Agreement In July 1986, the Company entered into an agreement for management consulting services with Harding Service, of which Mr. Richardson and Mr. Walsh are stockholders and Messrs. Koppelman, Richardson and Walsh are directors. For a description of the agreement with Harding Service, see "Compensation Committee Interlocks and Insider Participation."

Transactions with the Law Firm of Hinckley, Allen & Snyder The law firm of Hinckley, Allen & Snyder of which Mr. Carlotti, a director of the Company, is Managing Partner, provided legal services to the Company during fiscal year 1994.

--------------------------------------------------------------------------------
Directors' Compensation

All nonemployee directors receive an annual retainer of $13,000. All nonemployee directors also receive a $1,000 fee for each meeting of the Board attended and $600 for attendance at committee meetings.

--------------------------------------------------------------------------------
Board of Directors and its Committees

The Board of Directors during the fiscal year ended December 31, 1994 had a total of seven meetings. All of the incumbent directors standing for reelection attended at least 75% of the aggregate number of meetings of the Board except for Letitia Baldridge and Robert C. Butler who attended five meetings and Victor H. Palmieri who attended four meetings.

As standing committees, the Board has an Executive Committee, an Audit Committee, a Compensation Committee and a Nominating Committee.

The Executive Committee consists of Frank E. Richardson, Chairman, James G. Babb, Stephen J. Carlotti, Julius Koppelman and Leonard Lieberman.

The Compensation Committee consists of non-employee directors. Its members are Julius Koppelman, Chairman, Letitia Baldrige, Robert C. Butler, Frank E. Richardson and Frank E. Walsh, Jr. The Committee held two meetings during fiscal year 1994 and all members attended both meetings except for Frank E. Richardson and Frank E. Walsh, Jr. who each attended one meeting. The Compensation Committee's duties are to consider and make recommendations to the Board on executive employee compensation, bonuses and employment plan benefits.

The Nominating Committee consists of Stephen J. Carlotti, Chairman, James G. Babb, Letitia Baldrige, Frederick R. Griffiths and James K. Makrianes. The Committee, although it did not hold any official meetings during 1994, held unofficial discussions as to new directors. The Nominating Committee's duties are to screen and recommend to the Board qualified candidates for election to the Board. The Committee will also consider nominees recommended by stockholders. Stockholders desiring to make such recommendations should submit the candidate's name, together with biographical information and the candidate's written consent to nomination to: Secretary, Outlet Communications, Inc., 23 Kenney Drive, Cranston, Rhode Island 02920-4489 no later than January 13, 1996.

The Audit Committee consists of non-employee directors. Its members are Stephen J. Carlotti, Chairman, Letitia Baldrige, Robert C. Butler, Leonard Lieberman and Solomon M. Yas. The Committee had one meeting during 1994 and all members attended.

The primary objectives of the Audit Committee are to provide direct, personal contact on a regular basis between non-employee directors and the Company's independent auditors. The Committee analyzes reports of the independent auditors, reviews the adequacy of the Company's internal accounting controls with the independent auditors, and makes such recommendations to the Board as the Committee may deem advisable. The Audit Committee also approves all audit services provided by the Company's independent auditors and fees therefor.

--------------------------------------------------------------------------------
Approval of Amendment to the 1992 Stock Incentive Plan

The 1992 Stock Incentive Plan (the "Stock Plan") which was approved by the Company's stockholders on June 25, 1992, provides for the grant of awards covering 300,000 shares of Common Stock, subject to adjustment in the event of stock dividends, splits, recapitalizations and similar transactions. As of March 17, 1995, a total of 250 shares of Common Stock remained available for issuance or award under the Stock Plan. On October 27, 1994 the Compensation Committee voted to amend the Stock Plan, subject to the approval of the stockholders at the Annual Meeting, to increase the number of shares available for award under the Stock Plan by 300,000 shares and to provide that the total number of shares for which options may be granted or the total number of shares of restricted stock awarded to any one person in a single year may not exceed 100,000 shares. On March 17, 1995, the closing sale price of the Common Stock was $26.50.

The purpose of the Stock Plan is to encourage stock ownership by eligible employees thereby increasing the personal interest of eligible employees in the Company's continued success and progress. The Stock Plan is intended to motivate eligible employees to contribute to the success of the Company.

The following is a summary of the principal features of the Stock Plan and assumes approval of the amendment to the Stock Plan by the stockholders.

Awards under the Stock Plan may be granted in the form of (i) incentive stock options ("ISOs") within the meaning of Section 422 of the Internal Revenue Code of 1986 (the "Code"), (ii) non-qualified stock options, (iii) limited stock appreciation rights ("Limited Rights") accompanying stock options or (iv) shares of Common Stock subject to specified restrictions ("Restricted Shares"). The proposed amendment to the Stock Plan limits the aggregate number of shares of Common Stock which can be granted pursuant to such awards to any one employee in any one year to 100,000 shares. Grants of ISOs are subject to additional limitations imposed under the Internal Revenue Code. Shares covered by expired or terminated stock options and forfeited Restricted Shares generally will be available for subsequent awards.

The Stock Plan will be administered by the Compensation Committee of the Board of Directors. Each member of the Committee serves for a term determined by the Board. All determinations of the Committee with respect to the Stock Plan are binding. The expenses of administering the Stock Plan are borne by the Company.

Awards may be granted to such salaried employees (including employees who may also be directors of the Company) of Outlet Broadcasting who are determined by the Committee to be key employees. The Stock Plan's eligibility criteria are intended to encompass a group which is currently estimated at 20 individuals. The Committee will base its selection of award recipients, and its determination of the number of shares of Common Stock to be covered by each award, on the nature of the employee's duties and present and potential contributions to the Company's success, and other factors it deems relevant. As of the date of this proxy statement, eleven individuals have received awards under the Stock Plan.

Stock options will have a term determined by the Committee, but no ISO may have a term in excess of ten years (five years if the employee owns 10% of the Company's voting stock). No ISO may be granted after May 25, 2002. Stock options will become exercisable as determined by the Committee, except that no option will be exercisable by an officer or director of the Company within six months from the date of grant. The Committee may accelerate the exercisability of any stock option at any time for any reason. In addition, options may be granted which become immediately exercisable upon a "Change of Control Event" (defined below).

The option price of any ISO or non-qualified option will be determined by the Committee, except that the option price of any ISO will not be less than 100% of the average of the bid and ask prices (the "market price") of the Common Stock (110% if the employee owns 10% of the Company's voting stock), and will be subject to adjustment in the event of stock dividends, split-ups, recapitalizations and similar transactions. An option may be exercised by payment of the option price in cash (including money loaned by the Company to the optionee in compliance with applicable law and on such terms and conditions as the Committee may determine) or, subject to the approval of the Committee, by payment of already owned shares of Common Stock or surrender of outstanding awards under the Stock Plan.

A Limited Right may be awarded in connection with any ISO or non-qualified stock option granted under the Stock Plan. Limited Rights may be exercised only during the 90 days immediately following a "Change of Control Event," but may not be exercised before the underlying option is exercisable. Upon exercise, the holder of Limited Rights will receive for each share for which a Limited Right is exercised an amount in cash equal to the excess, if any, of (A) the greater of (x) the highest market value of a share of Common Stock during the ninety day period ending on the date the Limited Right is exercised, and (y) a per share price determined by reference to the Change of Control Event over (B) the exercise price per share of the option to which the Limited Right relates.

Stock options and Limited Rights are not transferrable otherwise than by will or the laws of descent and distribution, and may be exercised during the holder's lifetime only by the holder or by the holder's guardian or legal representative (unless such exercise would disqualify an option as an ISO).

Upon termination of employment except by reason of death or disability, an option or Limited Right (to the extent otherwise exercisable) may be exercised at any time within thirty days (or three months in the case of retirement on or after age 55) following such termination of employment. In the case of the death or total disability by an employee while employed or during such thirty day or three month period following termination of employment, any previously granted options and Limited Rights (to the extent otherwise exercisable) may be exercised within a period of one year after the employee's death or total disability. In either case, the option or Limited Right is subject to earlier expiration by its terms.

The Committee may, in its sole discretion, at the time of grant or subsequently, modify or amend the terms of any option or Limited Right.

Awards of Restricted Shares may be made in lieu of or in addition to awards of options and Limited Rights under the Stock Plan. The Committee shall determine, in its discretion, the terms of the award, including the number of shares which such person may be entitled, the period of time applicable to such award (the "Award Period"), the purchase price per share, if any, and any other terms, conditions, and restrictions relating to the award. The Committee may waive the terms, conditions or restrictions of any award upon a Change of Control Event, and may at any time modify or amend the terms of a previous award.

Upon the award of Restricted Shares, and the employee's payment of the purchase price, if any, certificates representing the shares shall be issued to the employee, which certificates shall bear an appropriate legend reflecting that such shares are subject to the restrictions contained in the award. The certificate will be held in custody by the Company for the employee's account. The shares of Common Stock evidenced by such certificate may not be sold, transferred, otherwise disposed of or pledged prior to the termination of the Award Period.

The Committee, in its sole discretion, will determine whether cash and stock dividends with respect to Restricted Shares will be paid currently to the employee or withheld from the employee's account and whether and on what terms dividends withheld may bear interest. Subject to the foregoing restrictions, the employee will have, commencing on the date of grant or payment of the purchase price, whichever is applicable, all rights and privileges of the stockholders as to such shares of Common Stock.

Awards may provide for the incremental lapse or termination of restrictions during the Award Period or for an accelerated termination of the Award Period on certain conditions. The Committee may also, in its discretion, shorten or terminate the Award Period or waive any conditions for the lapse or termination of restrictions with respect to all or any of the Restricted Shares.

Unless the Committee determines otherwise, an employee will forfeit all rights to Restricted Shares upon termination of employment for any reason, other than death or disability, prior to the expiration or termination of the Award Period and the satisfaction of any other condition prescribed by the Committee. In the case of the death or total disability of an employee, all restrictions and conditions shall automatically terminate as to a proportionate number of Restricted Shares owned by the employee based on the portion of the Award Period which has elapsed. All rights to any remaining Restricted Shares shall be forfeited, unless the Board, in its discretion, waives the restrictions as to any part of such remaining Restricted Shares.

An employee who paid a purchase price for Restricted Shares (or his estate, heirs, or legatee) shall be required to sell any forfeited Restricted Shares to the Company at a price per share equal to the original purchase price paid by the employee, or such other prices may be set by the Committee at the time of grant.

The Board of Directors of the Company may suspend, terminate, modify or amend the Stock Plan; provided, however, that any amendment that would increase the aggregate number of shares of Common Stock that may be issued, materially increase the benefits accruing to participants, or materially modify the requirements as to eligibility for participation, will be subject to stockholder approval. No suspension, termination, modification or amendment of the Stock Plan may, without the consent of a participant, adversely affect the participant's rights under an award theretofore granted.

Under the terms of the Stock Plan, upon the occurrence of certain Change of Control Events, outstanding options become immediately exercisable in full, and outstanding Restricted Shares vest in full, unless the Committee decides otherwise in its discretion. In addition, Limited Rights granted under the Stock Plan are exercisable within the 90 day period immediately following such Change of Control Event. A Change of Control Event includes (i) a change in 51% or more of the beneficial ownership of the voting securities of the Company,
(ii) any purchase of Common Stock pursuant to a tender offer or exchange offer (other than by the Company or its subsidiaries), (iii) approval by Company stockholders of a consolidation, a merger in which the Company does not survive, or the sale of substantially all of the Company's assets or the assets of Outlet Broadcasting, or (iv) a change in the composition of a majority of the Company's Board of Directors over a two-year period unless the selection or nomination of each of the new members was approved by two-thirds of those remaining members of the Board who were members at the beginning of the two-year period. These provisions of the Stock Plan may have an anti-takeover effect.

Grants of ISOs under the Stock Plan will have no immediate tax consequences to the Company or the employee. If the employee exercises an ISO and does not dispose of the acquired shares within two years after the grant of the ISO or within one year after the date of the transfer of such shares to him (a "disqualifying disposition"), he will realize no compensation income, and any gain or loss that he realizes on his subsequent disposition of such shares will be treated as long-term capital gain or loss. For purposes of the alternative minimum tax, however, the amount by which the fair market value of the acquired shares at the time of exercise exceeds the option price will be included in alternative minimum taxable income.

If an employee makes a disqualifying disposition of shares acquired by the exercise of an ISO, he will be required to include in income, as compensation, the lesser of (i) the difference between the option price and the fair market value of the acquired shares on the exercise date (or the date on which any substantial risk of forfeiture lapses), and (ii) the amount of gain realized. In addition, depending upon the amount received as the result of such disposition, the employee may realize long-term or short-term capital gain or loss.

The Company will be entitled to a deduction at the same time and in the same amount as the employee is in receipt of compensation income as a result of a disqualifying disposition. If there is no disqualifying disposition, no deduction will be available to the Company.

There will be no federal income tax consequences to either the employee or the Company on the grant of a non-qualified option. On the exercise of a non-qualified option, the employee has taxable ordinary income equal to the excess of the fair market value of the shares of Common Stock received on the exercise date (or the date on which any substantial risk of forfeiture lapses) over the option price of the shares. The Company will be entitled to a federal income tax deduction in an amount equal to such excess, subject to the limitations on deductibility for discounted options imposed by Section 162(m) of the Internal Revenue Code. Upon a subsequent sale or taxable exchange of shares acquired upon exercise of an option, an employee will recognize long-term or short-term capital gain or loss equal to the difference between the amount realized on the sale and the tax basis of such shares.

If the Company delivers cash or Common Stock to an employee in lieu of accepting payment from him upon his exercise either of an ISO or a non-qualifed stock option, the employee will recognize ordinary income, and the Company will be entitled to a deduction in an amount equal to the cash paid and the fair market value as of the date of exercise of any shares delivered to him.

There will be no federal income tax consequences to either the employee or the Company on the grant of a Limited Right or during the period that the unexercised Limited Right remains outstanding. Upon the exercise of a Limited Right, the amount that the employee is paid, whether in Common Stock or cash, is taxable to the employee as ordinary income and the Company is entitled to a corresponding deduction, subject to the limitations of Section 162(m) of the Internal Revenue Code.

An employee normally will not realize taxable income and the Company will not be entitled to a deduction upon the grant of Restricted Shares until the shares are no longer subject to a substantial risk of forfeiture (as defined in the Code), at which time the employee will realize taxable ordinary income in an amount equal to the fair market value of such number of shares of Common Stock at that time (less the purchase price paid by the employee, if any), and the Company will be entitled to a deduction in the same amount, subject to the limitations of Section 162(m) of the Internal Revenue Code. However, an employee may make an election to recognize taxable ordinary income in the year the Restricted Shares are awarded in an amount equal to their fair market value at the time of the award (less the purchase price paid by the employee, if any), determined without regard to the restrictions and, in that event, the Company will be entitled to a deduction in such year in the same amount, subject to the limitations of Section 162(m) of the Internal Revenue Code.

The termination of restrictions on Restricted Shares or the exercise of any portion of an option that is accelerated as a result of a Change of Control Event, or the exercise of a Limited Right, may cause payments with respect to such Restricted Shares, accelerated options or related Limited Rights to be treated as "parachute payments" as defined in the Code. Any such parachute payments may be non-deductible to the Company, in whole or in part, and may subject the employee to a non-deductible 20% federal excise tax on all or a portion of such payment (in addition to other taxes ordinarily payable).

If the amendment to the Stock Plan is approved by the stockholders, the Committee may grant additional stock awards to eligible employees. No decisions have been made as to the recipients and size of any such awards.

The Board of Directors recommends a vote FOR approval of the amendment to the Stock Plan, and the enclosed proxy will be voted in favor thereof, unless the proxy specifically indicates otherwise.

--------------------------------------------------------------------------------
Appointment of Independent Auditors

Subject to ratification by the stockholders at the Annual Meeting, the Board of Directors has elected Ernst & Young LLP, independent public accountants, as auditors of the Company for the fiscal year ending December 31, 1995. The affirmative vote of a majority of the shares of Common Stock voted at the Annual Meeting (whether in person or by proxy) is required to approve this matter. It is expected that representatives of Ernst & Young LLP will attend the Annual Meeting, will have an opportunity to address the meeting, if they desire to do so, and will be available to respond to appropriate questions from stockholders.

--------------------------------------------------------------------------------
Stockholder Proposals

Any stockholder who wishes to submit a proposal for presentation at the Company's 1996 Annual Meeting of Stockholders must submit the proposal to the company, Outlet Communications, Inc., 23 Kenney Drive, Cranston, Rhode Island 02920-4489, Attention: Secretary, no later than January 13, 1996 for inclusion, if appropriate, in the Proxy Statement and the form of proxy relating to the 1996 Annual Meeting.

--------------------------------------------------------------------------------
Other Matters

The management of the Company knows of no matters which are to be brought before the meeting, other than as set forth above. However, if any other matters properly come before the meeting, it is the intention of the persons named in the accompanying form of proxy to vote in accordance with their judgment on such matters.

--------------------------------------------------------------------------------
Expenses

The cost of preparing, assembling and mailing in connection with this solicitation of proxies will be borne by the Company. Proxies may be solicited by regular employees of the Company personally or by mail, telephone or telegraph.

It is important that proxies be returned promptly. Stockholders are urged to date and sign the enclosed proxy and return it promptly in the accompanying envelope.

By Order of the Board of Directors,

Joanne Schenck
Secretary

Cranston, Rhode Island
March 31, 1995

PROXY                                                                     PROXY
                          Outlet Communications, Inc.

                  ANNUAL MEETING OF STOCKHOLDERS, MAY 2, 1995
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned stockholder of OUTLET COMMUNICATIONS, INC., hereby appoints Letitia Baldrige, Robert C. Butler and Charles G. Conklin and each of them, with full power(s) of substitution, the proxies of the undersigned to vote all shares of Common Stock of OUTLET COMMUNICATIONS, INC., which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the corporation to be held at 23 Kenney Drive, Cranston, Rhode Island 02920-4489, on Tuesday, May 2, 1995, at 1:00 p.m., local time, and at any adjournments or postponements thereof, with the same force and effect as the undersigned might or could do if personally present.

This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR Proposals 1, 2 and 3.


  New Address                                      (Continued and to be signed
              --------------------------            on the other side)

              -------------------------

              -------------------------




This proxy will be voted in the Election of                     [X] Please mark
Directors in the manner described in the                            your votes
Proxy Statement for the  Annual Meeting of                           as this
Stockholders.                                                        example.

                    ------------
                       COMMON

1. ELECTION OF DIRECTORS                2. PROPOSAL TO APPROVE FOR ADOPTION THE
     FOR all nominees     WITHHOLD         AMENDMENT TO THE 1992 STOCK INCENTIVE
       listed below       AUTHORITY        PLAN. The Board of Directors
     (except as marked     from all        recommend a vote FOR:
      to the contrary.)    nominees                    FOR    AGAINST    ABSTAIN
            [ ]              [ ]                       [ ]      [ ]        [ ]
The Board of Directors recommends a vote FOR:
James G. Babb, Letitia Baldrige, Robert C. Butler, Stephen J. Carlotti, Frederick R. Griffiths, Julius Koppelman, James K. Makrianes, Leonard Lieberman, Victor H. Palmieri, Frank E. Richardson, Frank E. Walsh, Jr., and Solomon M. Yas.

For, except vote withheld from the following nominee(s):

--------------------------------------------------------------------------

                                                                            ++++
                                                                               +
                                                                               +
                                                                               +

3. PROPOSAL TO RATIFY THE SELECTION OF                FOR    AGAINST    ABSTAIN
   ERNST & YOUNG as independent public accountants    [ ]      [ ]        [ ]
   for the corporation for the fiscal year ending
   December 31, 1995. The Board of Directors recommend a vote FOR:

4. In their discretion the Proxies are authorized to vote upon such other business as may properly come before the meeting.


                                             CHECK HERE FOR ADDRESS CHANGE  [ ]

               Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as an attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.


               ----------------------------------------------------------------
               Signature                                         Date


               ----------------------------------------------------------------
               Signature                                         Date


PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED POSTAGE FREE ENVELOPE.